Cumulus Media Reports Operating Results for 2021

Total Revenue of $916.5 Million, Up 12% Year-Over-Year

Digital Revenue of More Than $125 Million, Up 48% Year-Over-Year

Net Income of $17.3 Million vs. 2020 Net Loss of $59.7 Million

EBITDA of $134.9 Million, Up 66% Year-Over-Year

ATLANTA, GA — February 23, 2022: Cumulus Media Inc. (NASDAQ: CMLS) (the “Company,” "Cumulus Media," “we,” “us,” or “our”) today announced operating results for the three months and year ended December 31, 2021.

Mary G. Berner, President and Chief Executive Officer of Cumulus Media, said, "2021 was a year of tremendous progress and accomplishment for Cumulus. We not only achieved meaningful revenue growth in core radio, delivered substantial growth in digital, and greatly improved our operating leverage through material fixed cost reductions, but we also further and significantly de-levered our balance sheet, and executed many initiatives which bolstered our position as a true audio-first media company. As we carry this momentum into 2022, we continue to see significant upside with multiple pathways to enhance shareholder value.”

2021 Key Highlights:

•Made substantial progress on executing multi-dimensional, audio-first strategy (see latest investor presentation on our website)
◦Meaningfully increased distribution of broadcast content across multiple digital platforms, including podcast, audio streaming and video
◦Executed multiple sponsored content partnerships on major social platforms, including YouTube and Instagram, leveraging unique and exclusive assets
◦Entered into multi-year renewal with the NCAA, maintaining Westwood One’s position as the exclusive partner across broadcast radio, digital audio, distribution and licensing for March Madness and all NCAA Championships
◦Developed and brought to market several new multi-platform ad solutions for local and national clients, resulting in a 500%+ increase in multi-market package revenue

•Increased full year revenue by 12% year-over-year, or 15% on an ex-political basis
◦Sequentially improved revenue performance each quarter of 2021 vs. comparable quarters in 2019
◦Increased digital revenue by 48% year-over-year, to more than $125 million (now comprising 14% of total revenue)

•Increased full year net income to $17.3 million from a net loss of $59.7 million in 2020 and increased operating income to $69.1 million from an operating loss of $10.6 million

•Increased full year EBITDA by 66% year-over-year, or 127% on an ex-political basis
◦Increased EBITDA margins by nearly 500 basis points, despite typical off-cycle reduction of high-margin political revenue
◦Delivered net fixed cost reductions of more than $75 million vs. 2019 baseline

•Significantly strengthened balance sheet
◦Generated $68.5 million of cash from operations and $34 million of gross proceeds from Nashville land sale
◦Finished year with total cash balance of $177 million
◦Paid down $176.3 million of debt and received forgiveness of $20 million of PPP Loans, reducing net leverage (1) from 8.7x at 12/31/2020 to 4.7x at 12/31/2021

•Achieved third-party ESG scores among the highest in the peer group (see inaugural Corporate Sustainability Report on our website)

Operating Summary (dollars in thousands, except percentages and per share data):

For the three months ended December 31, 2021, the Company reported net revenue of $252.3 million, an increase of 2.6% from the three months ended December 31, 2020, net income of $17.6 million and Adjusted EBITDA of $43.2 million.

For the year ended December 31, 2021, the Company reported net revenue of $916.5 million, an increase of 12.3% from the year ended December 31, 2020, net income of $17.3 million and Adjusted EBITDA of $134.9 million.

As Reported	Three Months Ended December 31, 2021	Three Months Ended December 31, 2020	% Change
Net revenue	$252,304	$245,897	2.6%
Net income	$17,639	$(249)	N/A
Adjusted EBITDA (1)	$43,241	$39,576	9.3%
Basic income (loss) per share	$0.86	$(0.01)	N/A
Diluted income (loss) per share	$0.84	$(0.01)	N/A

As Reported	Year Ended December 31, 2021	Year Ended December 31, 2020	% Change
Net revenue	$916,467	$816,218	12.3%
Net income	$17,278	$(59,719)	N/A
Adjusted EBITDA (1)	$134,857	$81,257	66.0%
Basic income (loss) per share	$0.84	$(2.94)	N/A
Diluted income (loss) per share	$0.83	$(2.94)	N/A

(1)Net leverage and Adjusted EBITDA are not financial measures calculated or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). For additional information, see “Non-GAAP Financial Measures.”

Revenue Detail Summary (dollars in thousands):

As Reported	Three Months Ended December 31, 2021	Three Months Ended December 31, 2020	% Change
Broadcast radio revenue:
Spot	$121,820	$128,111	(4.9)%
Network	71,318	72,603	(1.8)%
Total broadcast radio revenue	193,138	200,714	(3.8)%
Digital	35,036	23,791	47.3%
Other	24,130	21,392	12.8%
Net revenue	$252,304	$245,897	2.6%

As Reported	Year Ended December 31, 2021	Year Ended December 31, 2020	% Change
Broadcast radio revenue:
Spot	$457,607	$431,225	6.1%
Network	252,567	232,820	8.5%
Total broadcast radio revenue	710,174	664,045	6.9%
Digital	126,874	85,963	47.6%
Other	79,419	66,210	20.0%
Net revenue	$916,467	$816,218	12.3%

Balance Sheet Summary (dollars in thousands):

	December 31, 2021	December 31, 2020
Cash and cash equivalents	$177,028	$271,761
Term loan due 2026 (2)	$356,240	$469,411
6.75% Senior notes (2)	$449,695	$452,836
2020 Revolving credit facility	$—	$60,000

	Year Ended December 31, 2021	Year Ended December 31, 2020
Capital expenditures	$29,091	$14,868

	Three Months Ended December 31, 2021	Three Months Ended December 31, 2020
Capital expenditures	$7,103	$5,309

(2)Excludes unamortized debt issuance costs.

Earnings Conference Call Details
The Company will host a conference call today at 4:30 PM ET to discuss its fourth quarter and full year 2021 operating results. NetRoadshow (NRS) is the service provider for this call. They will require email address verification (one-time only) and will provide registration confirmation. To participate in the conference call, please register in advance using the link on the Company's investor relations website at www.cumulusmedia.com/investors. Upon completing registration, a calendar invitation will follow with call access details, including a unique PIN, and replay details.

To join by phone with operator-assisted dial-in, domestic callers should dial 833-470-1428 and international callers should dial 404-975-4839. If prompted, the participant access code is 133565. Please call five to ten minutes in advance to ensure that you are connected prior to the call.

The conference call will also be broadcast live in listen-only mode through a link on the Company’s investor relations website at www.cumulusmedia.com/investors. This link can also be used to access a recording of the call, which will be available shortly following its completion.

Forward-Looking Statements
Certain statements in this release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Such statements are statements other than historical fact and relate to our intent, belief or current expectations primarily with respect to our future operating, financial, and strategic performance. Any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ from those contained in or implied by the forward-looking statements as a result of various factors including, but not limited to, risks and uncertainties related to the implementation of our strategic operating plans, the evolving and uncertain nature of the COVID-19 pandemic and its impact on the Company, the media industry, and the economy in general and other risk factors described from time to time in our filings with the Securities and Exchange Commission. Many of these risks and uncertainties are beyond our control, and the unexpected occurrence or failure to occur of any such events or matters could significantly alter our actual results of operations or financial condition. Cumulus Media assumes no responsibility to update any forward-looking statements, which are based upon expectations as of the date hereof, as a result of new information, future events or otherwise.

About CUMULUS MEDIA
Cumulus Media (NASDAQ: CMLS) is an audio-first media company delivering premium content to over a quarter billion people every month — wherever and whenever they want it. Cumulus Media engages listeners with high-quality local programming through 406 owned-and-operated radio stations across 86 markets; delivers nationally-syndicated sports, news, talk, and entertainment programming from iconic brands including the NFL, the NCAA, the Masters, CNN, the AP, the Academy of Country Music Awards, and many other world-class partners across more than 9,500 affiliated stations through Westwood One, the largest audio network in America; and inspires listeners through the Cumulus Podcast Network, its rapidly growing network of original podcasts that are smart, entertaining and thought-provoking. Cumulus Media provides advertisers with personal connections, local impact and national reach through broadcast and on-demand digital, mobile, social, and voice-activated platforms, as well as integrated digital marketing services, powerful influencers, full-service audio solutions, industry-leading research and insights, and live event experiences. Cumulus Media is the only audio media company to provide marketers with local and national advertising performance guarantees. For more information visit www.cumulusmedia.com.

Non-GAAP Financial Measures

From time to time, we utilize certain financial measures that are not prepared or calculated in accordance with GAAP to assess our financial performance and profitability. Consolidated adjusted earnings before interest, taxes, depreciation, and amortization ("Adjusted EBITDA") is the financial metric by which management and the chief operating decision maker allocate resources of the Company and analyze the performance of the Company as a whole. Management also uses this measure to determine the contribution of our core operations to the funding of our corporate resources utilized to manage our operations and the funding of our non-operating expenses including debt service and acquisitions. In addition, consolidated Adjusted EBITDA is a key metric for purposes of calculating and determining our compliance with certain covenants contained in our Refinanced Credit Agreement.

In determining Adjusted EBITDA, we exclude the following from net income (loss): interest, taxes, depreciation, amortization, stock-based compensation expense, gain or loss on the exchange, sale, or disposal of any assets or stations or early extinguishment of debt, local marketing agreement fees, restructuring costs, expenses relating to acquisitions and divestitures, non-routine legal expenses incurred in connection with certain litigation matters, and non-cash impairments of assets, if any.

Management believes that Adjusted EBITDA, with and excluding impact of political advertising, although not a measure that is calculated in accordance with GAAP, is commonly employed by the investment community as a measure for determining the market value of a media company and comparing the operational and financial performance among media companies. Management has also observed that Adjusted EBITDA, with and excluding impact of political advertising, is routinely utilized to evaluate and negotiate the potential purchase price for media companies. Given the relevance to our overall value, management believes that investors consider the metric to be extremely useful.

The Company presents revenue, excluding impact of political revenue. As a result of the cyclical nature of the electoral system and the seasonality of the related political revenue, management believes presenting net revenue, excluding impact of political revenue, provides useful information to investors about the Company’s revenue growth comparable from period to period.

The Company presents the non-GAAP financial measure net leverage, which is total debt principal, gross, less cash and cash equivalents, divided by Adjusted EBITDA. Management believes that net leverage is an important measure to monitor leverage and evaluate the balance sheet and is required for complying with certain covenants under the Company's credit agreements.

We refer to Adjusted EBITDA, with and excluding the impact of political advertising, net revenue, excluding impact of political revenue, and net leverage as the "Non-GAAP Financial Measures." Non-GAAP Financial Measures should not be considered in isolation or as a substitute for net income, net revenue, operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP. In addition, Non-GAAP Financial Measures may be defined or calculated differently by other companies and, therefore, comparability may be limited.

For further information, please contact:
Cumulus Media Inc.
Investor Relations Department
IR@cumulus.com
404-260-6600

Supplemental Financial Data and Reconciliations

Cumulus Media Inc.
Unaudited Condensed Consolidated Statements of Operations
(Dollars in thousands)

	Three Months Ended		Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net revenue	$252,304	$245,897	$916,467	$816,218
Operating expenses:
Content costs	98,382	100,774	358,691	337,078
Selling, general & administrative expenses	100,457	97,839	376,832	367,695
Depreciation and amortization	13,749	13,227	53,545	52,290
Local marketing agreement fees	13	112	1,075	3,149
Corporate expenses	10,337	7,934	55,029	31,003
Stock-based compensation expense	1,404	772	5,191	3,337
Restructuring costs	7,657	1,428	14,604	14,859
Loss (gain) on sale of assets or stations	3,044	1,248	(17,616)	8,761
Impairment of capitalized software development costs	—	4,139	—	4,139
Impairment of intangible assets	—	—	—	4,509
Total operating expenses	235,043	227,473	847,351	826,820
Operating income (loss)	17,261	18,424	69,116	(10,602)
Non-operating income (expense):
Interest expense	(16,020)	(19,122)	(67,847)	(68,099)
Gain on early extinguishment of debt	20,000	—	20,000	—
Other expense, net	(677)	(197)	(1,009)	(267)
Total non-operating income (expense), net	3,303	(19,319)	(48,856)	(68,366)
Income (loss) before income taxes	20,564	(895)	20,260	(78,968)
Income tax (expense) benefit	(2,925)	646	(2,982)	19,249
Net income (loss)	$17,639	$(249)	$17,278	$(59,719)

The following tables reconcile net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA for the periods presented herein (dollars in thousands):

As Reported	Three Months Ended December 31, 2021	Three Months Ended December 31, 2020
GAAP net income (loss)	$17,639	$(249)
Income tax expense (benefit)	2,925	(646)
Non-operating expense, including net interest expense	16,697	19,319
Local marketing agreement fees	13	112
Depreciation and amortization	13,749	13,227
Stock-based compensation expense	1,404	772
(Gain) loss on sale or disposal of assets or stations	3,044	1,248
Impairment of capitalized software development costs	—	4,139
Restructuring costs	7,657	1,428
Non-routine legal expenses	41	—
Gain on early extinguishment of debt	(20,000)	—
Franchise taxes	72	226
Adjusted EBITDA	$43,241	$39,576

As Reported	Year Ended December 31, 2021	Year Ended December 31, 2020
GAAP net income (loss)	$17,278	$(59,719)
Income tax expense (benefit)	2,982	(19,249)
Non-operating expense, including net interest expense	68,856	68,366
Local marketing agreement fees	1,075	3,149
Depreciation and amortization	53,545	52,290
Stock-based compensation expense	5,191	3,337
(Gain) loss on sale or disposal of assets or stations	(17,616)	8,761
Impairment of capitalized software development costs	—	4,139
Impairment of intangible assets	—	4,509
Restructuring costs	14,604	14,859
Non-routine legal expenses	8,257	—
Gain on early extinguishment of debt	(20,000)	—
Franchise taxes	685	815
Adjusted EBITDA	$134,857	$81,257

The following tables reconcile the as reported net revenue and as reported Adjusted EBITDA, both including and excluding the impact of political, for the periods presented herein (dollars in thousands):

	Three Months Ended December 31, 2021	Three Months Ended December 31, 2020
As reported net revenue	$252,304	$245,897
Political revenue	(1,391)	(14,306)
As reported net revenue, excluding impact of political revenue	$250,913	$231,591

	Three Months Ended December 31, 2021	Three Months Ended December 31, 2020
As reported Adjusted EBITDA	$43,241	$39,576
Political EBITDA	(1,252)	(12,875)
As reported Adjusted EBITDA, excluding impact of political EBITDA	$41,989	$26,701

	Year Ended December 31, 2021	Year Ended December 31, 2020
As reported net revenue	$916,467	$816,218
Political revenue	(4,656)	(26,256)
As reported net revenue, excluding impact of political revenue	$911,811	$789,962

	Year Ended December 31, 2021	Year Ended December 31, 2020
As reported Adjusted EBITDA	$134,857	$81,257
Political EBITDA	(4,190)	(23,630)
As reported Adjusted EBITDA, excluding impact of political EBITDA	$130,667	$57,627

The following table sets forth a reconciliation of our total debt principal, gross, cash and cash equivalents, and Adjusted EBITDA to net leverage for the periods presented herein (dollars in thousands):

	As of December 31,
	2021	2020
Total debt principal, gross	$805,935	$982,247
Less: Cash and cash equivalents	(177,028)	(271,161)
Total debt principal, net	$628,907	$711,086

	Year Ended December 31,
	2021	2020
Adjusted EBITDA	$134,857	$81,257

Net leverage	4.7x	8.7x